                                                                EXHIBIT d(3)(b)

                                AMENDMENT NO. 1
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of May 1, 1998, amends the Master Investment Advisory Agreement (the "Agreement"), dated February 28, 1997, between AIM Funds Group, a Delaware business trust, and A I M Advisors, Inc., a Delaware corporation.

         Appendix A to the Agreement is hereby deleted in its entirety and replaced with the following:

                                  "APPENDIX A
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT
                                       OF
                                AIM FUNDS GROUP

         The Company shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered and all facilities furnished hereunder, a management fee for such Fund set forth below. Such fees shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.


         AIM GLOBAL UTILITIES FUND


NET ASSETS                         ANNUAL RATE
----------                         -----------
First $200 million ................   0.60%
Next $300 million .................   0.50%
Next $500 million .................   0.40%
Amount over $1 billion ............   0.30%

            AIM HIGH YIELD FUND


NET ASSETS                         ANNUAL RATE
----------                         -----------
First $200 million ................  0.625%
Next $300 million .................   0.55%
Next $500 million .................   0.50%
Amount over $1 billion ............   0.45%

             AIM MONEY MARKET FUND


NET ASSETS                         ANNUAL RATE
----------                         -----------
First $1 billion ..................   0.55%
Over $1 billion ...................   0.50%


            AIM MUNICIPAL BOND FUND
       AIM INTERMEDIATE GOVERNMENT FUND
               AIM INCOME FUND


NET ASSETS                         ANNUAL RATE
----------                         -----------
First $200 million ................   0.50%
Next $300 million .................   0.40%
Next $500 million .................   0.35%
Amount over $1 billion ............   0.30%


            AIM BALANCED FUND


NET ASSETS                         ANNUAL RATE
----------                         -----------
First $150 million ................   0.75%
Over $150 million .................   0.50%


          AIM SELECT GROWTH FUND


NET ASSETS                         ANNUAL RATE
----------                         -----------
First $150 million ................   0.80%
Over $150 million .................  0.625%


             AIM VALUE FUND


NET ASSETS                         ANNUAL RATE
----------                         -----------
First $150 million ................   0.80%
Over $150 million .................  0.625%"

         In all other respects, the Agreement is hereby confirmed and remains in full force and effect.


                                       AIM FUNDS GROUP


Attest: /s/ SAMUEL D. SIRKO            By: /s/ ROBERT H. GRAHAM
       -----------------------------      -------------------------------------
       Assistant Secretary                President


(SEAL)

                                       A I M ADVISORS, INC.


Attest: /s/ SAMUEL D. SIRKO            By: /s/ ROBERT H. GRAHAM
       -----------------------------      -------------------------------------
       Assistant Secretary                President


(SEAL)